AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Dated as of June 30, 2022
PARTIES:        Borrowers:    Amyris, Inc., a Delaware corporation ("Parent"), Amyris Fuels, LLC, a Delaware limited liability company, Amyris Clean Beauty, Inc., a Delaware corporation, and AB Technologies LLC, a Delaware limited liability company
        Lender:    Foris Ventures, LLC ("Foris")
RECITALS
A.    Foris is the administrative agent and lender pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of October 28, 2019 (as such Amended and Restated Loan and Security Agreement may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement").
B.    Parent has requested that Foris agree to modify certain terms of the Loan Agreement and to provide certain other accommodations to the Borrowers.
C.    Foris has agreed to modify the Loan Agreement on the terms set forth in this Amendment ("Amendment").
D.    Capitalized terms used but not defined herein have the meaning given to such terms in the Loan Agreement.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and Foris agree as follows:
SECTION 1.Amendment to Loan Agreement. With effect from the Effective Date, the Loan Agreement is modified as follows:
    (a)    in Section 1.1, the definition of Term Loan Maturity Date is deleted and replaced with “July 1, 2023”; and
(b)    in Section 7.1, adding the following as new clause (j):
“commencing with the calendar month ending June 30, 2022, as soon as practicable (and in any event within 10 days) after the end of each calendar month an updated 26-week cash flow forecast”
SECTION 2.Acknowledgments.
2.1.Borrowers hereby acknowledge, confirm and agree that as of close of business on June 30, 2022, Borrowers are indebted to Foris in respect of the Loan in the principal amount of not less than $ 50,041,000.
2.2.In consideration of the Lender’s willingness to enter into this Agreement and (among other things) to provide the extension set out in this Agreement, the Borrowers hereby acknowledge, confirm, and agree that all Secured Obligations, together with any interest accrued and accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable to Foris, in each case in accordance with the terms of the Loan Documents, are unconditionally owing by the Borrowers, without offset, defense, or counterclaim of any kind, nature, or description whatsoever.
2.3.Each Borrower does hereby reaffirm the Loan Agreement and other Loan Documents to which it is a party, and ratifies the Loan Agreement and such other Loan Documents to which it is a party, as amended, modified, and supplemented. Each Borrower does hereby ratify, affirm, reaffirm, acknowledge, confirm and agree that (a) the prior grant or grants of Liens and guarantees in favor of Agent for the benefit of Agent and Lender in its properties and assets, whether under the Loan Agreement or under any Loan Document to which each Borrower is a party, shall also be for the benefit of Foris and in respect of the Secured Obligations under the Loan Agreement and the other Loan Documents; (b) all of its obligations owing to Foris under the Loan Agreement and the other Loan Documents, and all prior grants of Liens and guarantees in favor of Agent for the benefit of Lender under the Loan Agreement and each other Loan Document are hereby reaffirmed; and (c) the Loan Agreement and other Loan Documents to which each Borrower is a party are the legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.
SECTION 3.Representations and Warranties. Each Borrower hereby represents, warrants and covenants that:
(a)    the Loan Documents as modified herein and in any Loan Documents executed concurrently herewith are the legal, valid, and binding obligation of Borrower, enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws or by equitable principals of general application;
(b)    the execution, delivery, and performance of this Amendment by such Borrower will not violate any requirement of law or contractual obligation of such Borrower where any such violation could individually or in the aggregate reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than a Lien of Foris or Permitted Liens);
(c)    it understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, it has been afforded an opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as such Borrower may wish, and it has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or other coercion of any kind by any Person; and
(d)    as of the date of this Agreement and on the Effective Date, no Event of Default has occurred and is continuing.
SECTION 4.Release.
4.1.    In consideration of the agreements of Foris set forth herein, each Borrower hereby releases, remises, acquits and forever discharges Foris and Foris' employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the other Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Each Borrower acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower represents and warrants to Foris that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.
4.2.    Each Borrower understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense to any Released Matter and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.
4.3.    Each Borrower agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute, and unconditional nature of the release set forth above.
4.4.    In furtherance hereof, each Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
"A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party."
By entering into this Amendment, each Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of such Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if such Borrower should subsequently discover that any fact that it relied upon in entering into this Amendment was untrue, or that any understanding of the facts was incorrect, such Borrower shall not be entitled to set aside this Amendment or any release contained herein by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Foris with respect to the facts underlying this Amendment or with regard to any of such party's rights or asserted rights.
The release set forth in this Amendment may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Borrower acknowledges that the release contained in this Amendment constitutes a material inducement to Foris to enter into this Amendment and that Foris would not have done so but for Foris' expectation that such release is valid and enforceable in all events.
4.5.    Each Borrower hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Released Party on the basis of any Released Matter released, remised, and discharged by such Borrower pursuant to Section 4.1 hereof. If any Borrower violates the foregoing covenant, such Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by any Released Party as a result of such violation.
SECTION 5.    Miscellaneous.
5.1.    In this Agreement, “Effective Date” means the date on which Foris has received the following documents and other evidence, each in form and substance satisfactory to it:
(a)    copies of signed resolutions of the board of directors of each Borrower (other than the Parent) approving this Agreement and the transactions contemplated by this Agreement; and
(c)    this Agreement, signed by all parties to it.
5.2.    Within five Business Days of the date of the meeting of the board of directors of the Parent meet for the third fiscal quarter 2022, the Parent will provide Foris with a certified copy of resolutions of its board of directors, in form and substance satisfactory to Foris, approving this Agreement and the transactions contemplated by this Agreement. The parties agree that failure to comply with this Section 5.2 will be an immediate Event of Default under Section 9.2 of the Loan Agreement.
5.3.    The Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith contain the entire understanding and agreement of each Borrower and Foris in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings with respect thereto. No provision of the Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Foris and the Borrowers. The Borrowers and Foris agree that this Amendment is a Loan Document.
5.4.    Except as specifically provided in this Amendment, no implied consent involving any of the matters set forth in this Amendment or otherwise shall be inferred or implied by Foris’ execution of this Amendment or any other action of Foris or Lender. Foris' execution of this Amendment shall not constitute a waiver, either express or implied, of the requirement that any waiver with respect to or further modification of the Loan or of the Loan Documents shall require the express written approval of Foris, as further set forth in the Loan Documents. Foris' execution of this Amendment shall not constitute a waiver of any of the rights and remedies that Foris may have against Borrower, or of any of Foris' rights and remedies arising out of the Loan Documents as modified herein and such rights and remedies are hereby expressly reserved.
5.5.    This Amendment shall be governed by the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
5.6.    The Loan Documents as modified herein are binding upon, and inure to the benefit of, the Borrowers and Foris and their respective successors and assigns.
5.7.    This Amendment may be executed in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.
5.8.    All reasonable and documented out-of-pocket expenses and costs of Foris

(including, without limitation, the reasonable and documented attorney fees of counsel for Foris and expenses of counsel for Foris) in connection with the preparation, negotiation, execution and approval of this Amendment and any and all other documents, instruments and things contemplated hereby, whether or not such transactions are consummated, together with all other reasonable and documented expenses and costs incurred by Foris are Secured Obligations chargeable to the Borrowers pursuant to the terms of the Loan Agreement.
5.9.    At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or reasonably requested by Foris to effectuate the provisions and purposes of this Amendment, including providing evidence of the discharge of Indebtedness and Liens in accordance with the terms of the Loan Agreement.
5.10.    This Amendment will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Section 4 hereof, the Released Parties, shall have any rights hereunder or be entitled to rely on this Amendment and all third-party beneficiary rights (other than the rights of the Released Parties under Section 4 hereof) are hereby expressly disclaimed.
5.11.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Amendment.
5.12.    The parties hereto acknowledge and agree that no inference in favor of, or against, any party will be drawn from the fact that such party has drafted any portion of this Amendment, the Loan Agreement, or any other Loan Document, as each may be amended.
5.13.    If Foris is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest, or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest, or other consideration will be revived and continue as if such payment, interest, or other consideration had not been received by Foris, and the Borrowers will be liable to, and will indemnify, defend, and hold Foris harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this section will survive repayment of the Secured Obligations or any termination of the Loan Agreement or any other Loan Document.
5.14.    The Borrowers agree that the relationship between each of them, on one hand, and Foris, on the other hand, under the Loan Documents is that of creditor and debtor and not that of partners or joint venturers. This Amendment does not constitute a partnership agreement or any other association among the parties. The Borrowers acknowledge that Foris has acted at all times in connection with the Loan Documents only as a creditor to it within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Foris attempted to exercise any control over it or its business or affairs. The Borrowers further acknowledge that Foris has not taken or failed to take any action under or in connection with its respective rights under the Loan Agreement or any of the other Loan Documents that in any way, or to any extent, has interfered with or adversely affected its ownership of Collateral.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed and delivered as of the day and year first above written.
Borrowers:
AMYRIS, INC., a Delaware corporation

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

AMYRIS FUELS, LLC, a Delaware limited liability company

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

AMYRIS CLEAN BEAUTY, INC., a Delaware corporation

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

AB TECHNOLOGIES LLC, a Delaware limited liability company

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

FORIS:

FORIS VENTURES, LLC, a Delaware limited liability company

By: /s/ Barbara Hager
Name: Barbara Hager
Title: Manager
[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]